EXHIBIT 10.2
PARTICIPATION AGREEMENT

PARTICIPATION AGREEMENT (“Agreement”) dated as of October 29, 2010 between BH Finance LLC (together with its permitted successors and assigns in such capacity, “Seller”) and Baldwin Enterprises, Inc., a Colorado corporation (together with its permitted successor and assigns in such capacity, “Participant”).

BACKGROUND

WHEREAS, Seller is the sole Lender (as defined below) under that certain Credit Agreement (as heretofore or hereafter amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), dated as of December 10, 2009, between Berkadia Commercial Mortgage LLC (“Borrower”), as borrower, and Seller (the “Lender”);

WHEREAS, reference is made to that certain Guaranty, dated as of December 10, 2009, as amended by Amendment No. 1 to Guaranty, of even date herewith, made by Leucadia National Corporation, a New York corporation (“Leucadia”), in favor of the Guaranteed Parties (as defined therein) (the “Guaranty”);

WHEREAS, Participant is a wholly owned subsidiary of Leucadia;

WHEREAS, reference is made to that certain Letter Agreement, of even date herewith, by and between Participant and Seller;

WHEREAS, under the Credit Agreement, the Lender has agreed to make advances from time to time up to an aggregate principal amount outstanding at any one time of $1,000,000,000 (the “Original Commitment”);

 WHEREAS, pursuant to that certain Amendment No. 1 to Credit Agreement (the “Amendment”), dated as of the date hereof, by and among the Borrower, the Lender, and Participant, the Lender has agreed to make, through Participant, incremental loans and advances from time to time in excess of the Original Commitment up to an aggregate principal amount outstanding at any one time of $500,000,000 (the “Incremental Loans” and such commitment, the “Incremental Commitment”); and

WHEREAS, pursuant to the Amendment, Participant wishes to acquire from Seller, and Seller wishes to sell to Participant, an interest in the Incremental Loans made pursuant to the Credit Agreement and all loans and other advances made on behalf of Seller from time to time pursuant to the Credit Agreement with respect to the Incremental Loans.

NOW, THEREFORE, in consideration of the premises, Seller and Participant agree as follows:

1.           Definitions.

Capitalized terms used herein and not defined herein are used with the meanings ascribed to them in the Credit Agreement. As used herein, the following capitalized terms shall have the meanings given to the below:

“LIBOR Rate” means the three-month LIBOR (as reported two (2) Business Days prior to such date of determination on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBO” or by any other publicly available source of such market rate as determined by the Seller from time to time)) for London interbank offered rates for U.S. Dollar deposits.

“Participation Interest” means an undivided 100% beneficial interest of Participant in the Incremental Loans, and all Payments and proceeds thereof and, to the extent applicable to the Incremental Loans, the Loan Documents and the Collateral, subject to the obligation to fund such Incremental Loans pursuant to the terms of the Loan Documents and this Agreement.  The aforesaid 100% beneficial interest of Participant in the Payments is herein called the “Participation Percentage”.

“Payments” means the payments required to be made by Borrower or any Subsidiary Guarantor with respect to the Incremental Loans pursuant to or in connection with the Credit Agreement, including, without limitation, principal of and interest on, the Incremental Loans and the fees and expenses due and payable under the Credit Agreement with respect to the Incremental Loans.

“Purchase Price” means 100% of the outstanding principal amount of any Incremental Loan or advance made by Seller pursuant to the Credit Agreement.

2.           Sale of Participation and Assumption of Obligations.

(a)           As of the date first written above (the “Effective Date”) and after the Effective Date, (i) Seller will sell to Participant and Participant will buy from Seller, without recourse, representation or warranty, a like Participation Interest in each Incremental Loan made to the Borrower after the Effective Date and (ii) Participant shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as if it were the Lender thereunder, except that such performance of obligations shall be solely with respect to the Incremental Loans, including, without limitation, the agreement to make Incremental Loans to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the Incremental Commitment, subject to the terms and conditions set forth in the Credit Agreement.  The Purchase Price for the Participation Interest in any Incremental Loans shall be deemed paid by Participant to Seller on the date each such subsequent Incremental Loan is made to the Borrower as a result of the funding of a Loan request by Participant pursuant to Section 2.02(a) of the Credit Agreement.

(b)           It is expressly agreed and understood by the parties to this Agreement that Participant is purchasing a 100% beneficial interest in the Incremental Loans and any proceeds thereof, including for the avoidance of doubt, the proceeds attributable to the Incremental Loans arising from any exercise of remedies under Section 8.02 of the Credit Agreement and any application of funds under Section 8.03 of the Credit Agreement, and that because the aggregate principal amount of the Incremental Loans outstanding will vary from time to time, Participant is committing to make ongoing purchases of Participation Interests in all Incremental Loans.

3.           Payments to Participant.

(a)           If (i) any Incremental Loans are outstanding under the Credit Agreement and (ii) the Lender believes that no Default or Event of Default shall have occurred and is continuing, then (x) all principal payments shall be applied first to the Incremental Loans until such obligations have been paid in full and thereafter, to any other Loans outstanding, and (y) pursuant to the Credit Agreement, any other Payment received by Seller in respect of such Incremental Loans shall be delivered to Participant in an amount equal to the Participation Percentage of such Payment.  If no Incremental Loans are outstanding, all payments shall be in respect of Loans advanced by Seller.

(b)           To the extent contemplated in the Credit Agreement, Seller shall promptly remit to Participant an amount equal to any payment received by Seller on account of increased costs, break funding payments or expenses incurred by Participant in connection with the Participation Interest.  To the extent required by the Credit Agreement, Participant hereby agrees, for the benefit of the Borrower, to comply with any such similar provisions in the Credit Agreement.

4.           Additional Agreements.

(a)           On and from the Effective Date until any termination of this Agreement in accordance with its terms, Participant shall be entitled to instruct Seller, and Seller shall vote (or cause to be voted, or, as appropriate, execute written consents in respect thereof) the Participation Percentage with respect to the Incremental Loans, in accordance with such instructions of Participant with respect to any matter requiring action by vote and other consensual rights granted to Seller pursuant to the Credit Agreement.  For the avoidance of doubt, Seller and Participant acknowledge and agree that in the case of a vote with respect to any matter requiring action by vote or other consensual right of 100% of the Lenders, Seller shall only approve or consent to such matter (or cause to be voted or, as appropriate, execute written consents in respect thereof) if instructed by the holders of a majority of the participation interests in the Incremental Loans then outstanding.

(b)           Participant hereby authorizes Seller to take such action on its behalf and to exercise such powers with respect to the Incremental Loans under the Credit Agreement as are delegated to Seller under such agreement and to exercise such powers as are reasonably incidental thereto; provided, however, that Seller shall not be required to take any action that Seller in good faith believes exposes it to personal liability or is contrary to the Credit Agreement or any applicable law.

5.           Non-Recourse; No Liability.

(a)           The Participation Interest is acquired by Participant without recourse to Seller and for Participant’s own account and risk.  Seller makes no representation or warranty,

express or implied, and assumes no responsibility, with respect to the genuineness, authorization, execution, delivery, validity, legality, value, sufficiency, perfection, priority, enforceability or collectability of any of the Incremental Loans, the Credit Agreement, the Notes or any other document entered into in connection therewith.  Seller shall not be responsible for (i) any representation or warranty made by, or the accuracy, completeness, correctness or sufficiency of any information (or the validity, completeness or adequate disclosure of assumptions underlying any estimates, forecasts or projections contained in such information) provided directly or indirectly by, the Borrower or any other person, (ii) the performance or observance by the Borrower or any other obligor of any of the provisions of the Credit Agreement, the Notes or any other document entered into in connection therewith (whether on, before or after the Effective Date), (iii) subject to Section 4(a) above, the filing, recording, or taking of any action with respect to the Credit Agreement, the Notes or any other document entered into in connection therewith or the transactions contemplated hereby, (iv) the financial condition of the Borrower, any other guarantor, obligor or any other person, (v) the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document or (vi) except as otherwise expressly provided herein, any other matter whatsoever relating to the Borrower, any other guarantor or obligor, any other person, the Incremental Loans or the Participation Interest, and for each of the items set forth in clauses (i) through (vi) above, Participant waives and agrees not to assert any right, claim or cause of action it might have against Seller based thereon.

(b)           Participant represents to and agrees with Seller that Participant is a sophisticated buyer and has made, independently and without reliance on Seller, its own investigation and analysis of the Borrower, the other guarantors or obligors, the Credit Agreement, the Notes and any other document entered into in connection therewith, the transactions contemplated thereby and the legal, tax, accounting and other consequences of taking part in the transactions contemplated hereunder, for the purpose of acquiring the Participation Interest, and it has received such additional documents and information (including any syndicate confidential information) as it has deemed necessary for such purpose, and it shall continue to make its own decisions with respect to the Participation Interest without such reliance. None of Seller nor any of its affiliates makes any representation or warranty as to the legal, tax, accounting or other consequences of acquiring the Participation Interest.

(c)           Participant agrees that, subject to the terms hereof and that certain letter agreement dated as of the date hereof between the Participant and Seller (the “Letter Agreement”), Seller may, in its sole discretion, exercise or refrain from exercising any right, or take or refrain from taking any action, which Seller may be entitled to take or assert under the Credit Agreement, the Notes or any other document entered into in connection therewith and, without limiting the generality of the foregoing, Seller may take legal action to enforce Participant’s or Seller’s interests with respect to the Incremental Loans, the Credit Agreement, the Notes or any other document entered into in connection therewith.

(d)           Participant hereby appoints Seller as its agent hereunder and authorizes Seller to take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are given or made to Seller under the Loan Documents and to exercise such powers as are incidental thereto.  Seller shall have the sole and exclusive right and authority (to the exclusion of the Participant), and is hereby authorized, to (i) except with respect to the payment of principal of, and interest on, any Incremental Loans prior to a Default or Event of Default, act as the disbursing and collecting agent for the Participant with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding under any Debtor Relief Law, and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Seller, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding under any Debtor Relief Law (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Seller and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of Participant to the extent permitted pursuant to Section 4(a) hereof or otherwise consented to by Participant in writing; provided, however, that Seller hereby appoints, authorizes and directs Participant to act as collateral sub-agent for Seller and the Participant for purposes of the perfection of Liens with respect to the Collateral, including any cash and cash equivalents held by Participant, and may further authorize and direct the Participant to take further actions as collateral sub-agent for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Seller, and Participant hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(e)           Participant hereby consents to the release and hereby directs Seller to release (or, in the case of clause (b)(ii) below, release or subordinate) (a) any Subsidiary of Borrower from its guaranty of any Obligation if all of the Equity Interests of such Subsidiary owned by Borrower or any of its other Subsidiaries are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent), and (b) any Lien held by Seller for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Loan Party in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any property subject to a Permitted Lien permitted in reliance upon clauses (b), (l) or (n) thereof, and (iii) all of the Collateral and all Loan Parties, upon (A) termination of the Commitments, (B) payment and satisfaction in full of all Loans (including Incremental Loans) and all other Obligations under the Loan Documents that Seller has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations in amounts and on terms and conditions and with parties satisfactory to Seller and (D) to the extent requested by Seller, receipt by Seller and the Secured Parties of liability releases from the Loan Parties each in form and substance acceptable to Seller.

(f)           In making and handling the Participation Interest and the Incremental Loans, Seller shall exercise the same care as it normally exercises with respect to loans or commitments in which no participations are sold, but Seller shall have no further responsibility to Participant except as expressly provided herein and except for its own gross negligence or willful misconduct which results in actual direct loss to Participant, and, except to such extent, Seller shall not have any responsibility to Participant for the failure by Seller to comply with any of Seller’s other obligations to the Borrower under the Credit Agreement or otherwise.  Absent gross negligence or willful misconduct which results in actual loss to Participant, Seller shall not be liable in any manner for any failure in the implementation of any voting instruction actually received by Seller.  In administering the Participation Interest, Seller may consult with legal counsel (including counsel for the Borrower), independent accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in reliance on the advice of any such person.

(g)           Participant acknowledges that Seller and its Affiliates may have commercial lending, trust or other fiduciary relationships and/or other business relationships, including extensions of credit, financial advisory arrangements and deposits, with the Borrower, the other obligors and their respective affiliates in addition to the Loans, Incremental Loans and the Participation Interest. Seller acknowledges that Participant and its Affiliates may have commercial lending, trust or other fiduciary relationships and/or other business relationships, including extensions of credit, financial advisory arrangements and deposits, with the Borrower, the other obligors and their respective affiliates in addition to the Incremental Loans and the Participation Interest.

6.           Indemnity; Other Agreements.

(a)           Participant shall promptly reimburse Seller upon demand, ratably to the extent of the Participation Percentage (to the extent not reimbursed by Borrower), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements, including reasonable legal fees, which may be incurred or made by Seller in connection with the preparation, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)           Participant further agrees to indemnify the Indemnitees, ratably to the extent of the Participation Percentage (to the extent not reimbursed by the Borrower), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of any Loan Document or Loan, or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Seller or any of its Related Parties under or with respect to any of the foregoing; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; and provided further that Participant shall indemnify the Indemnitees fully with respect to any losses, claims, damages, liabilities and related expenses incurred by the Indemnitees due to, arising out of, or in connection with Participant’s failure to perform any of its obligations under this Agreement or the Credit Agreement, including, without limitation, Participant’s failure to fund any Incremental Loans.

(c)           To the extent required by any applicable law, Seller may withhold from any payment to Participant under a Loan Document an amount equal to any applicable withholding tax.

(d)           If Seller makes a payment to Participant in respect of an amount that Seller expects to receive under the Credit Agreement or the Notes, but such amount is not so received, Participant shall, on demand from Seller, repay to Seller such amount so paid to it by Seller, together with interest thereon at the then applicable LIBOR Rate.  In the event that, after Seller has made any payment to Participant hereunder, any such payment or application is rescinded or must otherwise be refunded, returned or paid over by Seller for any reason, Participant shall, upon notice from Seller, forthwith pay to Seller the Participation Percentage of such amount required to be so refunded, returned or paid over, together with the Participation Percentage of any interest or penalties payable with respect thereto.

(e)           The parties agree that after giving effect to all agreements between Leucadia and Seller and their respective subsidiaries and affiliates, including the Guaranty and this Agreement, Leucadia and Seller will share equally in all losses under the Credit Agreement.

7.           Payments.  Borrower has been instructed in the Amendment that until such time as a Default or Event of Default has occurred and is continuing, to make payments in respect of all Incremental Loans directly to Participant.  Notwithstanding the foregoing, if Seller receives any payments in respect of Incremental Loans, Seller shall promptly remit such payments directly to Participant to the account specified by Participant from time to time (“Participant’s Account”) in like funds and currency as received by Seller.  All payments hereunder shall be made without set-off, counterclaim or deduction of any kind.

8.           Set-off.  To the extent contemplated by the Credit Agreement, including without limitation, Section 9.07 of the Credit Agreement, and permitted by law, each of Participant and Lender shall be entitled to the benefits of any provisions in the Credit Agreement providing for rights of set-off against the Borrower as though Participant were a Lender.  To the extent required by the Credit Agreement, Participant hereby agrees, for the benefit of the Lender, to comply with any provisions in the Credit Agreement relating to the sharing of payments among the Lenders as though Participant were a Lender.  Upon receipt of Lender’s instructions, Participant agrees to use commercially reasonable efforts to pay to Lender and set off to the fullest extent permitted by applicable law any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but excluding in any event any accounts containing trust or escrow deposits) at any time held and other obligations (in whatever currency) at any time owing by the Participant, or any of its Affiliates, to or for the account of the Borrower or any other Loan Party.

9.           Termination.  This Agreement (i) shall terminate upon the earlier to occur of (a) the indefeasible payment in full of the Obligations, (b) any termination of the Credit Agreement in accordance with the terms thereof, and (c) the written consent of each party to this Agreement and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Loan is rescinded or must otherwise be restored by Participant or Seller upon the bankruptcy or reorganization of any Loan Party or otherwise. Notwithstanding the foregoing, (x) nothing herein shall relieve any party from liability for breach of this Agreement and (y) the provisions of this Section 9 and Section 6 (Indemnity) hereof shall survive any termination of this Agreement.

10.           Miscellaneous.

(a)           Entire Agreement; Amendments; Exercise of Rights. This Agreement, the Amendment, the Letter Agreement and the Guaranty embody the entire agreement of the parties with respect to the subject matter hereof and supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and finally integrated into this Agreement. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the parties and no waiver of any provision of this Agreement, nor consent to any departure by either party from it, shall be effective unless it is in writing and signed by the affected party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of a party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver hereof by such party, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of each party provided herein (a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law (except as otherwise expressly set forth in this Agreement) and (b) are not conditional or contingent on any attempt by such party to exercise any of its rights under any other related document against the other party or any other person.

(b)           Survival; Successors and Assigns. All representations, warranties, covenants, indemnities and other provisions made by the parties shall be considered to have been relied upon by the parties, shall be true and correct as of the Effective Date, and shall survive the execution, delivery, and performance of this Agreement.  This Agreement, including the representations, warranties, covenants and indemnities contained in this Agreement, shall inure to the benefit of, be binding upon and be enforceable by and against the parties and their respective successors and permitted assigns.  The Participation Interest may not be sold, pledged, assigned, subparticipated, or otherwise transferred without Seller’s prior written consent, which consent shall be at Seller’s sole and absolute discretion; provided, however, that the consent of the Seller shall not be required with respect to any such sale, pledge, assignment or subparticipation to any wholly-owned Subsidiary of the Guarantor.  Participant shall pay the reasonable fees and disbursements of Seller’s counsel incurred in connection therewith.

(c)           Further Assurances.  Each party agrees (i) to execute and deliver, or to cause to be executed and delivered, all such instruments and (ii) to take all such actions as the other party may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Agreement, including the procurement of any third-party consents.

(d)            Parties’ Other Relationships.  Each party and any of its affiliates may engage in any kind of lawful business or relationship with the Borrower, any other obligor or any of their respective affiliates without liability to the other party or any obligation to disclose such business or relationship to the other party.

(e)           Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission (including PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f)           Relationship Between Seller and Participant.  The relationship between Seller and Participant shall be that of seller and buyer. Neither party is a trustee or agent for the other party, nor does either party have fiduciary obligations to the other party.  Neither the Seller nor the Participant, as such, shall have any duties or obligations towards each other, except those expressly set forth herein, the Loan Documents, the Letter Agreement, and the Guaranty.  This Agreement shall not be construed to create a partnership or joint venture between the parties.

(g)           Severability. The illegality, invalidity, or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

(i)           Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(j)           Waiver of Trial by Jury.  EACH OF THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

(k)           Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.

(l)           Subrogation. To the extent that Participant enforces any claim for indemnification or other claim or remedy against Seller under this Agreement and receives payment or another remedy from Seller in respect of such claim or remedy, the parties agree that to the extent permitted by law and the Credit Agreement, without the need for further action on the part of either party, Seller shall be subrogated to the rights of Participant against any other person with respect to such claim or remedy to the extent of such payment or other remedy.

(m)           Expenses.  Except to the extent expressly provided in Section 6 and Section 10(b), each party agrees to bear its own expenses in connection with this Agreement.

(n)           Interest.  If either party fails to pay any amount (including interest, to the fullest extent permitted by applicable law) payable by it hereunder when due, then interest shall accrue and be payable immediately upon demand on such unpaid amount at a per annum rate equal to the then applicable LIBOR Rate from and including the date on which such amount became due to but excluding the date the same is paid in full.

(o)           Notices. All communications between the parties or notices or other information sent under this Agreement shall be in writing, hand delivered or sent by overnight courier or facsimile, addressed to the relevant party at its address or facsimile number specified on the signature pages hereto or at such other address or facsimile number as such party may request in writing. All such communications and notices shall be effective upon receipt.

(p)           Documents. To the extent that Seller has any of the following documents and Participant does not, Seller shall furnish to Participant copies of the Credit Agreement, the Notes and any other document entered into in connection therewith and, as and when available to Seller (without prejudice to Section 5(d)), a copy of each amendment, consent or waiver in connection with the foregoing.  Participant agrees that it shall maintain the confidentiality of any such documents to the extent required in the Credit Agreement and to the same extent as if it were a party to the Credit Agreement and shall, upon Seller’s request, provide to Seller a confidentiality undertaking to such effect in accordance with the terms of the Credit Agreement prior to the delivery thereof.

(q)           Liability Waivers. Anything else in this Agreement notwithstanding, in no event shall Participant or Seller be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Participant and Seller hereby waive, release and agree not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above.

BH FINANCE LLC
By:	/s/ Marc D. Hamburg
Name:	Marc D. Hamburg
Title:	President

BALDWIN ENTERPRISES, INC.
By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President

[SIGNATURE PAGE TO PARTICIPATION AGREEMENT]